Exhibit 5.01

March 21, 2012

Meru Networks, Inc.

894 Ross Drive

Sunnyvale, California 94089

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Meru Networks, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about March 21, 2012 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,583,728 shares of the Company’s Common Stock (the “Stock”), subject to issuance by the Company (a) upon the exercise of stock options granted or to be granted under the Company’s 2010 Stock Incentive Plan, as amended (the “2010 Stock Incentive Plan”), (b) upon the exercise of purchase rights granted or to be granted under the Company’s 2010 Employee Stock Purchase Plan, as amended (the “2010 Employee Stock Purchase Plan”), (c) upon exercise of a stock option granted by the Company to Bami Bastani, President and CEO of the Company, under the Inducement Stock Option Plan and Agreement (the “Inducement Option Plan”), and (d) upon the vesting of restricted stock units granted by the Company to Mr. Bastani under the Service-Based Restricted Stock Unit Plan and Agreement and the Performance-Based Restricted Stock Unit Plan and Agreement (collectively, the “Inducement RSU Plans”). The plans referred to in clauses (a) and (b) above are collectively referred to in this letter as the “Plans”. The equity incentives referred to in clauses (c) and (d) above are collectively referred to in this letter as the “Inducement Grants”. In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)	The Company’s Restated Certificate of Incorporation, certified by the Delaware Secretary of State on March 14, 2012 (the “Restated Certificate”).

(2)	The Company’s Bylaws, certified by the Company’s Secretary on April 6, 2010 (the “Bylaws”).

(3)	The Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference.

(4)	The prospectuses prepared in connection with the Registration Statement.

Meru Networks, Inc.

March 21, 2012

(5)	The following minutes of meetings and actions by written consent of the Company’s Board of Directors (the “Board”) and stockholders (the “Stockholders”) at which, or pursuant to which, the Restated Certificate and Bylaws were approved: (i) the minutes of a meeting of the Board held on February 11, 2010, at which resolutions were adopted by the Board adopting and approving the Restated Certificate and the Bylaws and (ii) the Written Consent of the Stockholders effective March 2010 in which resolutions were adopted by the Stockholders adopting and approving the Restated Certificate and Bylaws.

(6)	The following minutes of meetings and actions by written consent of the Board and Stockholders at which, or pursuant to which, the Plans and Inducement Grants were adopted and approved: (i) the minutes of telephonic meetings of the Board held on March 11, 2010 and March 29, 2010 and proceedings of the Compensation Committee and the Board on March 18, 2012 at which resolutions were adopted by the Board, and (ii) the Written Consents of the Stockholders effective March 2010 in which resolutions were adopted by the Stockholders.

(7)	The stock records that the Company has provided to us (consisting of a certificate from the Company’s transfer agent dated March 12, 2012 verifying the number of the Company’s issued and outstanding shares of capital stock as of such date, a report generated by BNY Mellon, the Company’s transfer agent, dated as of the date hereof, and a list of warrant holders respecting the Company’s capital and the aggregate number of any other rights and options to purchase capital stock that was prepared by the Company and dated March 16, 2012 verifying the number of such issued and outstanding securities).

(8)	A Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated March 21, 2012, stating that the Company is qualified to do business in good standing under the laws of the State of Delaware (the “Certificate of Good Standing”).

(9)	A Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock have been, or will be if issued, properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of

Meru Networks, Inc.

March 21, 2012

the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and of the Delaware General Corporation Law and reported judicial decisions relating thereto.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing and representations made to us by the Company.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the filing of a registration statement of the type described herein.

Based upon the foregoing, we are of the following opinion:

(1) The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware; and

(2) The additional 1,583,728 shares of Stock that may be issued and sold by the Company upon (a) the exercise of stock options granted or to be granted under the 2010 Stock Incentive Plan, (b) the exercise of purchase rights granted or to be granted under the 2010 Employee Stock Purchase Plan, (c) the exercise of a stock option granted by the Company to Bami Bastani, President and CEO of the Company under the Inducement Option Plan, and (d) the settlement of restricted stock units granted by the Company to Mr. Bastani, when such shares are issued, sold and delivered in accordance with the applicable Inducement RSU Plan to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant prospectus, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

Meru Networks, Inc.

March 21, 2012

This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

/s/ Fenwick & West LLP

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